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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of October, 1998, by and between International Absorbents Inc., a British Columbia corporation (the "Company"), Gordon Lloyd Ellis, an individual resident of the Province of British Columbia, Canada, (the "Executive"), and Absorption Corp ("Subsidiary"), a Nevada corporation.

                                   WITNESSETH:


         WHEREAS, the Executive has heretofore been serving as the Chairman and President of the Company and serves as a member of The Board of Directors of the Company and has the experience to provide services of an extraordinary character which gives such services a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law; and


         WHEREAS, the Company desires to retain the services of the executive, and the Executive desires to be employed by the Company for the term of this Agreement.


         WHEREAS, The Company's stock is publicly traded on the Over the Counter
Bulletin Board of the Dealers Association of.........(NASDAQ) or other stock exchange as the Company determines appropriate.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive as the Chairman and President and the Executive accepts such employment and agrees to perform services for the Company, subject always to such resolutions as are established from time to time by the Board of Directors of the Company, for the period and upon the other terms and conditions set forth in this Agreement.

         2. TERM. The term of the Executive's employment hereunder shall be for a period of five (5) years, commencing on the date of this Agreement and shall be automatically extended for additional two (2) year periods unless either party sends the other party a notice of its intention not to extend within 90 days before the expiration of the agreement or any extension.. The term of the Executive's employment hereunder is subject to earlier termination as hereafter specified.


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3.       POSITION AND DUTIES.

         3.1 SERVICE WITH THE COMPANY. During the term of this Agreement, the Executive agrees to perform such executive employment duties as the Company's Board of Directors (the "Board") shall assign to him from time to time, and is customary for a similar position within the Company's industry. As necessary, the executive will spend up to fifty percent of his time (20 hours per week) on Company related activities.

         The Executive's responsibilities shall include:

         Overall guidance as to corporate direction and major decision-making directly below the Board level.

         Direct and assist in identifying and negotiating acquisitions, divestitures and joint venture and other strategic relationships.

         Direct and assist in identifying, vetting and selecting new employees at a senior level.

         Direct or carry out termination of senior employees.

         Direct and participate in legal action, both as aggressor and defense.

         Ongoing communication with staff concerning operating activities and corporate performance for purposes of keeping the Board informed.

         Coordinating investment relations activities.

         Respond to shareholder demands and investor questions.

         Chair board meetings, management meetings and shareholder meetings as required and directed by the Board.

         Raise Capital, negotiate financing and banking services.

         3.2 NO CONFLICTING DUTIES. During the term hereof, the Executive shall devote his time, effort and skill to the operation of the Company, and will offer any directly relevant business opportunity he encounters to the Company. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

4.       COMPENSATION.

         4.1(a) BASE SALARY. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base annual salary of $4,000 per month (the "Base Salary") which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The Base Salary shall be increased on June 1, 1999, to US$5,000 for the ensuing year. In each successive year of the Executive's employment, the Employee shall receive an increase in his base salary commencing June 1 of each year so that the amount shall be 65% of the base salary of the average of


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         the 2 highest paid managers/executives of the Company as of May of the then current year

         4.2 INCENTIVE BONUS. The Board of Directors of the Corporation shall determine in April/May of each year on the basis of how much time and effort the employee has contributed to the Corporation and the success of the Corporation over the past year.

         4.3 INCENTIVE COMPENSATION. The Company agrees to maintain an incentive stock option plan which provides for shares under the rules and policies of the applicable governing securities exchange rules for the Company's stock. The Executive will receive a minimum of 200,000 stock options in the first year which number will be reviewed annually. In any one year, the Executive will be able to exercise his options at which time he will be eligible for immediate reissue of an equal number of new options. Such options shall be offered at the lowest price as options issued to any other employees at that time and exercisable at the earliest date permissible under the rules and policies of the applicable governing securities exchange rules for the Company's stock. If and when the Company instigates and EVA program, the Executive will participate in the EVA program.

         4.4 PARTICIPATION IN BENEFIT PLANS. The Executive shall be included to the extent eligible thereunder in any and all plans of the Company providing general benefits for the Company's employees, including but not limited to Group Life Insurance, Hospitalization, Disability, Medical, Dental, Pension, Profit Sharing, Savings and Stock Bonus Plans. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

         4.5 EXPENSES. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses on a basis consistent with prior practice incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers.

         4.6 VACATION TIME. Executive shall be entitled to take paid vacation time of up to six (6) weeks per year, in addition to the normal holidays when the business is closed.


5.       COMPENSATION UPON THE TERMINATION OF THE EXECUTIVE'S EMPLOYMENT BY THE
COMPANY.


         (a) In the event that the Executive is terminated pursuant to Section
         8.01 (disability), then the Executive shall be entitled to receive the Executive's then current Base Salary


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         for a period of three months after he is terminated or a total of nine months from the start of the total disability of the Employee whichever is the longer.

         (b) In the event the Executive's employment is terminated pursuant to
         Section 8.02 (death), Executive's beneficiary or a beneficiary designated by the Executive in writing to the Company, or in the absence of such beneficiary, the Executive's estate, shall be entitled to receive the Executive's then current Base Salary through the end of the month in which his death occurs.

         (c) In the event that the Executive's employment is terminated pursuant to Sections 8.03 (termination for cause), then he shall not be entitled to any compensation other than his then current Base Salary which has accrued through his date of termination. In the event that Executive's employment is terminated pursuant to Section 8.04 (resignation), he shall be entitled to his then current Base Salary which has accrued through the date of termination.

         (d) In the event the Executive is terminated by the Company pursuant to
         Section 8.05 (Termination Without Cause), the Company shall continue to pay to the Executive his monthly base salary for the remainder of the sixty month period following the date of execution of this Agreement. For Example, if the Executive is terminated without cause at the conclusion of his second year of this contract, he shall be entitled to receive his base salary for a period of three additional years for a total of five years salary.

         (e) In the event that the Executive's employment is terminated pursuant to Sections 8.01, 8.02, 8.04 or 8.05, then Executive (or Executive's beneficiary or estate in the case of termination pursuant to Section 8.02) shall also be entitled to annual incentive compensation prorated as of the date of termination in the manner set forth in Section 4.02 above.

All payments required to be made by the Company to the Executive pursuant to this Section 5 shall be paid in the manner and at the times specified in Section
4.01 hereof.

         6. CONFIDENTIAL INFORMATION. Except as permitted or directed by the Company's Board, the Executive shall not during the term of his employment under this Agreement or at any time thereafter divulge, furnish, disclose or make accessible (other than in the ordinary course of the business of the Company) to anyone for use in any way any confidential or secret knowledge or information of the Company which the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, software or computer programs, plans, devices or material (whether or not patented or patentable, copyrighted or copyrightable) directly or indirectly useful in any aspect of the business of the Company, any confidential customer or supplier lists of the Company, any confidential or secret development or


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         research work of the Company, price lists, know how, forecasts, or any other confidential, secret or non-public aspects of the business of the Company. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this Agreement, the Executive will refrain from any acts or omissions that would reduce the value of the use of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive.

         7. NON COMPETITION.

               (a) If the term of Executive's employment under this Agreement is terminated pursuant to Section 8.05, and the Company continues to compensate the Executive under Section 5 of this Agreement, then the Executive shall refrain from competing with the Company for so long as he is entitled to receive compensation under this agreement. In all other circumstances should the Executive agrees he shall not, directly or indirectly engage in competition with the Company in any manner or capacity (e.g., as a management consultant, principal, partner, officer, director, stockholder or management employee), in any phase of the Company's business for a period of two years following the date on which the Executive leaves the Corporation.

               (b) The Executive further agrees that, during the term of this Agreement, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly, and in particular the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

         8.  TERMINATION PRIOR TO EXPIRATION OF THE TERM.

               8.1 DISABILITY. The Executive's employment shall terminate upon the Executive's becoming totally or permanently disabled for a period of six (6) months or more. For purposes of this Agreement, the term "totally or permanently disabled" or "total or permanent disability" means Executive's inability on account of sickness or accident, whether or not job-related, to engage in regularly or to perform adequately his assigned duties under this Agreement. The Board of Directors shall determine, acting reasonably and bona fide, whether the Executive can engage in regularly or perform adequately his


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               assigned duties using the reports of doctors and such other information as may be helpful.

               8.2 DEATH OF EXECUTIVE. The Executive's employment shall terminate immediately upon the death of Executive.


               8.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment at any time for "Cause" (as hereinafter defined) immediately upon written notice to Executive. Such written notice shall set forth with reasonable specificity the Company's basis for such termination. As used herein, the term "Cause" shall mean that the Executive shall have (i) in the reasonable judgment of the Board of Directors committed a criminal act or an act of fraud, embezzlement, breach of trust or other act of gross misconduct, (ii) willfully violated written corporate policy or rules of the Company, or (iii) in the reasonable judgment of the Board of Directors, has willfully refused to follow the written directions given by the Board of Directors from time to time or breached any covenant or obligation under this Agreement or other agreement with the Company.

               8.4 RESIGNATION. The Executive's employment shall be terminated on the earlier of the date that is three (3) months following the written submission of the Executive's resignation to the Board or the earlier date such resignation is accepted by the Board.

               8.5 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without cause upon written notice to the Executive. Termination "without cause" shall mean termination of employment on any basis other than termination of Executive's employment hereunder pursuant to Sections 8.01, 8.02, 8.03 or 8.04.

               8.6 CHANGE OF CONTROL. In the event of change of control of the Company, the Executive shall be entitled to receive all options, whether vested or not, and any additional incentive packages granted but which have not vested immediately upon the change of control being completed and all such compensation shall be dealt with in the same manner as for all other executives of the Company unless such executive has different terms to his/her contract.

               8.7 SURRENDER OF RECORDS AND PROPERTY. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade


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               secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

         9. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party. Upon such assignment by the Company, the Company shall obtain the assignees' written agreement enforceable by Executive to assume and perform, from and after the date of such assignment, the terms, conditions and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the Assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 9.

         10. INJUNCTIVE RELIEF. The Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 6 and 8.03. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

         11. INDEMNIFICATION. The Company shall indemnify Executive as provided in the Company's Bylaws.

         12. MISCELLANEOUS.

               12.1 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia.

               12.2 WITHHOLDING TAXES. The Company may withhold from any benefits payable under this Agreement all federal, provincial, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

               12.3 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

               12.4 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.


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               12.5 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

               12.6 SURVIVAL. Sections 6, 7 and 9 shall survive termination of this Agreement.


               12.7 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between Executive and Company with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. It is expressly understood and agreed that, there being no expectations to the contrary between the parties hereto no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed and sealed this Agreement as of the day and year set forth above.

THE COMPANY:

INTERNATIONAL ABSORBENTS INC.


By: /s/ JOHN SUTHERLAND
    -------------------

Title: Director
       ----------------

ATTEST:


/s/ STEPHEN SILBERNAGEL
-----------------------
Director/Secretary


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[CORPORATE SEAL]


THE EXECUTIVE:

GORDON ELLIS


/s/ GORDON ELLIS
-----------------------


ATTEST:

/s/ STEPHEN SILBERNAGEL
-----------------------
Director/Secretary

[CORPORATE SEAL]


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